Exhibit 10.3

FORM OF

OPTION ROLLOVER AGREEMENT

OPTION ROLLOVER AGREEMENT dated as of the date indicated on Schedule I hereto (this “Option Rollover Agreement”) between Dollar General Corporation, a Tennessee corporation (the “Company”), and the individual listed on Schedule I hereto (the “Management Stockholder”).

WHEREAS, on March 11, 2007, the Company, Buck Holdings, L.P., a Delaware limited partnership (“Parent”) and Buck Acquisition Corp., a Tennessee corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation (the effective time of such merger, the “Effective Time”);

WHEREAS, the Management Stockholder currently holds options to acquire shares of common stock, par value $0.50 per share, of the Company (“DG Options”), all of which shall become fully vested upon consummation of the Merger, pursuant to one or more of the following plans: the Company’s 1993 Employee Stock Incentive Plan, 1995 Employee Stock Incentive Plan, 1995 Stock Option Plan for Outside Directors, and 1998 Stock Incentive Plan, and Employment Agreement with David A. Perdue effective as of April 2, 2003 (the “DG Plans”), and has agreed, as of the Effective Time, to retain certain of such DG Options (the “Rollover Options”) in lieu of receiving the consideration specified in Section 2.3 of the Merger Agreement with respect to such options, subject to the terms and conditions of this Option Rollover Agreement; and

WHEREAS, the Management Stockholder desires to make an investment in the equity securities of the Company in connection with the Merger, and the Company desires to allow the Management Stockholder to make such an investment.

NOW THEREFORE, in consideration of the foregoing, and the covenants and promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto agree, subject to the Company’s acceptance of the Management Stockholder’s execution of this Agreement, to the following:

1.             The Management Stockholder acknowledges that, in consideration of, among other good and valuable consideration, including the Management Stockholder’s obligation pursuant to the Management Stockholder’s Agreement to make an investment in the Company, the Company has offered the Management Stockholder the opportunity to, among other good and valuable consideration, satisfy such obligation to invest, in whole or in part, pursuant to the “roll over” of certain of the DG Options held by Management Stockholder (the “Rollover”).

2.             The Management Stockholder further acknowledges and agrees that from and after the Effective Time:

(a)           pursuant to the terms of the Merger Agreement and the DG Plans, any DG Options, to the extent not exercised prior to the Merger and not otherwise part of the Management Stockholder’s Rollover (such options being the “Cancelled Options”), will be cancelled immediately prior to the Effective Time and will thereafter represent only the right to receive a cash payment equal to the product of (x) the number of shares of common stock of the Company underlying the options immediately prior to the Effective Time, multiplied by (y) the amount (if any) by which $22.00 exceeds the per share option exercise price relating to such Cancelled Options, without interest and less any applicable withholding taxes (the “Option Payment”), and will no longer be exercisable for any securities of the Company, Parent or any of their respective subsidiaries, successors or assigns, all in accordance with the terms of the Merger Agreement; and

(b)           in accordance with the Merger Agreement and the DG Plans, the Management Stockholder shall have no right to receive payments in respect of any Cancelled Options, the exercise price of which are equal to or greater than $22.00 per share (i.e., the Management Stockholder’s “out of the money” Options); and

(c)           subject to the payment of the Option Payment, all of the Management Stockholder’s rights and claims in respect of the Cancelled Options (including the Management Stockholder’s “out of the money” Options) shall terminate in all respects; and

(d)           all of the Management Stockholder’s rights and claims in respect of the Management Stockholder’s DG Options that are (and solely to the extent) permitted pursuant to this Agreement to become Rollover Options as of the Effective Time (as defined in the Merger Agreement) shall be limited to (i) the terms of the agreements or instruments evidencing the grant of such awards and the applicable DG Plan governing such awards, as amended as provided by this Agreement, and (ii) the terms and conditions of a Management Stockholder’s Agreement, to be entered into by and between the Company and the undersigned Management Stockholder effective as of the Effective Time, and a Sale Participation Agreement, to be entered into by and between the Management Stockholder and Parent, effective as of the Effective Time.

3.             The Management Stockholder hereby represents and warrants to the Company that the Management Stockholder is the sole record and beneficial owner of the DG Options and that the Management Stockholder has not sold, transferred, conveyed, pledged or hypothecated any interest in the DG Options, and the Management Stockholder agrees not to take any action that would cause the foregoing representations and warranties not to be true as of the Effective Time.

4.             The Management Stockholder agrees to retain, as Rollover Options, DG Options as set forth on Schedule I.  However, no DG Option with a Total Rollover Value that is a negative number will be retained as a Rollover Option.  For purposes of this Option Rollover Agreement, “Total Rollover Value” shall mean, with respect to a DG Option immediately prior to the Effective Time, the excess of (a) the product of (i) $22.00 and (ii) the number of shares of common stock of the Company subject to such option over (b) the aggregate exercise price per share of such option.

5.             The terms of the Rollover Options shall be amended, effective immediately upon the Effective Time, to provide for the following:  each Rollover Option shall be hereby adjusted such that (i) the exercise price per share of the common stock of the Company (“Common Stock”) underlying each Rollover Option will be as set forth on Exhibit A and (ii) the number of shares of Common Stock underlying each Rollover Option will be equal to the number set forth on Exhibit A.  For the avoidance of doubt, for each Rollover Option, the adjustment referenced in this Section 5 will not result in any difference between (i) the excess of the product of (x) the fair market value of one share of Common Stock as it exists immediately after the Effective Time and (y) the number of shares of Common Stock subject to the Rollover Option immediately after the Effective Time, over the aggregate exercise price per share of such Rollover Option immediately after the Effective Time as compared to (ii) the Total Rollover Value of the Rollover Option immediately prior to the Effective Time.  In addition, the ratio of the exercise price to the fair market value of the shares of Common Stock subject to each Rollover Option immediately after the Effective Time will not be greater than the ratio of the exercise price to the fair market value of the shares subject to the Rollover Option immediately prior to the Effective Time.

6.             This Option Rollover Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.             This Option Rollover Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

[Signatures on next page.]

Schedule I

OPTION ROLLOVER ELECTION FORM

Name of Management Stockholder:

Do you wish to “roll over” certain of your options to purchase shares of Common Stock of the Company which you currently hold for options to purchase shares of common stock in the Surviving Corporation pursuant to the Option Rollover Agreement?  Please note that you may not rollover a portion of a given grant.  Only whole grants may be rolled over.

☐ Yes    ☐ No

If yes, please select either A or B below:

A.                                   ☐  I, Management Stockholder, agree to rollover ALL of the DG Options (as defined in the Option Rollover Agreement), other than DG Options the exercise price of which are equal to or greater than $22.00 per share (i.e., “out of the money” Options”)

B.                                     ☐ I, Management Stockholder, agree to rollover each DG Option identified in the chart below that I have designated by checking the box in the far right column:

Date of OptionGrant	Expiration Date	Number of Shares of Common Stock of DG subject to the Grant	Exercise Price Per Share	Aggregate Spread Value at time of Closing	Please check the box to the right of each DG Option that you wish to rollover
☐
☐
☐
☐
☐
☐
☐
☐
☐
☐
☐
☐
☐
☐
☐

Executed this      day of       , 2007 by:

Management Stockholder:

Accepted this      day of         , 2007 by:

DOLLAR GENERAL CORPORATION

By:
Name:
Title:

Exhibit A

Exercise Price of the DG Options	Number of Shares Underlying the DG Options	Adjusted Exercise Price of Rollover Options	Number of Shares Underlying the Rollover Options